Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Supertel Hospitality, Inc., on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Kelly A. Walters, President and Chief Executive Officer of Supertel Hospitality, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Supertel Hospitality, Inc. at the dates and for the periods indicated.

March 30, 2012	/s/ Kelly A. Walters
Kelly A. Walters
President and Chief Executive Officer

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Supertel Hospitality, Inc., on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Corrine L. Scarpello, Chief Financial Officer and Secretary of Supertel Hospitality, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Supertel Hospitality, Inc. at the dates and for the periods indicated.

March 30, 2012	/s/ Corrine L. Scarpello
Corrine L. Scarpello
Chief Financial Officer and Secretary